SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           _________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  March 25, 1998

                              THE ANDERSONS, INC.
             (Exact name of registrant as specified in its charter)

                    OHIO                            34-1562374
         (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)       Identification No.)

          480 W. Dussel Drive, Maumee, Ohio           43537
      (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (419) 893-5050

Item 5:

                                                           The Andersons,Inc.
                                                           480 W. Dussel Drive
                                                           Maumee, Ohio 43537



          AT THE COMPANY:          AT THE FINANCIAL RELATIONS BOARD:
          Gary Smith               Marilyn Windsor
          419-891-6417             312-640-6692


FOR IMMEDIATE RELEASE
Wednesday, March 25, 1998


              THE ANDERSONS AND CARGILL ANNOUNCE LEASE AGREEMENT
                      AND MARKETING AGREEMENT FOR TOLEDO
                             AND MAUMEE ELEVATORS

Maumee, Ohio, March 25, 1998_The Andersons, Inc. (Nasdaq: ANDE) and Cargill, Inc. (Minneapolis, MN), announced today the signing of a letter of intent to form a grain-handling and marketing agreement involving the two companies' grain handling facilities in Maumee and Toledo, Ohio. Under the agreement, The Andersons will lease Cargill's grain-handling facilities in Toledo and Maumee and provide on-site management of those facilities in conjunction with The Andersons' two grain-handling facilities also located in Toledo and Maumee. The Andersons will focus on grain purchasing, elevator operations and administrative services, and the Cargill organization will provide world-wide grain marketing services for the four facilities.

Richard P. Anderson, chairman and chief executive officer of The Andersons, stated, "The agreement will allow us to operate the four grain-handling facilities with greater flexibility in terms of logistics and with greater operational efficiency. We believe this greater efficiency will translate into direct benefits for both companies' farm and country elevator customers. The benefits will include critical issues such as faster turnaround time at the facilities and greater access to the facilities during peak periods. At the same time, our customers will have direct access to Cargill's global grain-marketing network - a network that is respected worldwide."

According to Anderson, in addition to the improved service, this agreement should maximize the overall value of facilities to the customers, the local community, the port of Toledo and the shareholders of the firms.

"We are pleased to be entering into a closer working relationship with The Andersons. The Andersons has an excellent track record in working with producers, cooperatives and country elevators in the Toledo area to originate and handle grain. The company also has an excellent reputation as an employer and as an important contributor to this community. These are values that we share; we look forward to working with The Andersons to find the best domestic and international markets for area producers," said David Raisbeck, Cargill executive vice president and president of the company's Trading Group.

The agreement is expected to be finalized and operational by June 1, 1998. Terms of the agreement were not disclosed. This agreement does not impact either of the companies other grain handling operations.

This release contains forward-looking statements, including statements with respect to anticipated revenue growth, adequacy of cash flows and profitability. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, economic, weather and competitive conditions, risks associated with acquisitions and the risk factors set forth from time to time in the company's filing with the Securities and Exchange Commission.

The Andersons, Inc. is a respected leader and dominant regional player in grain merchandising. This strong position in its basic industry has allowed The Andersons to diversify into other agribusiness operations, railcar leasing and repairs, general merchandise retailing and other processing and manufacturing businesses. The company has been in operation since 1947.

Cargill is an international marketer, processor and distributor of agricultural, food, financial and industrial products with 79,000 employees in more than 1,000 locations in 72 countries and with business activities in more than 100 countries.

  For further information regarding The Andersons free of charge via fax dial
                 1-800-PRO-INFO and enter company code "ANDE."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        The Andersons, Inc.

Date March 30, 1998                     By /s/Richard P. Anderson
                                        Richard P. Anderson
                                        Chairman and Chief Executive Officer